Calculation of Filing Fee Tables
S-4
VICI PROPERTIES INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	Other	25,025,407		$ 706,842,620.72	0.0001381	$ 97,614.97
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 706,842,620.72		$ 97,614.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 97,614.97
Offering Note
[1]	Represents the estimated maximum number of shares of common stock, par value $0.01 per share ("VICI Common Stock"), of VICI Properties Inc. ("VICI") to be issuable, or subject to options or other equity-based awards that are assumed by VICI, upon the completion of the transactions described in this registration statement. The number of shares of VICI Common Stock being registered is estimated based on (a)(i) 26,177,677 shares of common stock, par value $0.01 per share ("Golden Common Stock"), of Golden Entertainment, Inc. ("Golden"), issued and outstanding as of December 2, 2025, (ii) 920,167 shares of Golden Common Stock underlying options to purchase shares of Golden Common Stock and (iii) 646,509 shares of Common Stock underlying Golden RSU and PSU awards (assuming target performance) and (b) the exchange ratio, as set forth in the Master Transaction Agreement described in this registration statement, of 0.902 shares of VICI Common Stock per share of Golden Common Stock. Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rules 457(f)(1) and 457(c) of the Securities Act. The proposed maximum aggregate offering price of the registrant's common stock was computed in accordance with Rule 457(c) by multiplying (a) $28.245, the average of the high and low prices per share of VICI Common Stock on December 4, 2025, as reported on the New York Stock Exchange, by (b) 27,744,353 the maximum estimated number of shares of Golden Common Stock that may be exchanged or cancelled in the transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A